Exhibit 5.4

April 3, 2015

LMI Aerospace, Inc.

411 Fountain Lakes Blvd

St. Charles, Missouri 63301

Re:	$245,000,000 7.375% Second-Priority Senior Secured Notes due 2019

Ladies and Gentlemen:

We are special Washington counsel to Integrated Technologies, Inc., and Tass, Inc., Washington corporations (each, a “Washington Guarantor” and, together, the “Washington Guarantors”) that are wholly-owned subsidiaries of LMI Aerospace, Inc., a Missouri corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of $245,000,000 in aggregate principal amount of the Company’s 7.375% Second-Priority Senior Secured Notes due 2019 (the “Exchange Notes”), to be guaranteed by the Washington Guarantors (each such guarantee, with respect to a Washington Guarantor, a “Guarantee” and, together, the “Guarantees”), pursuant to the Company’s registration statement on Form S-4 (File No. 333–202831) filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (as the same may be amended from time to time, the “Registration Statement”). As described in the Registration Statement, the Exchange Notes and the related Guarantees will be exchanged for the Company’s outstanding restricted 7.375% Second-Priority Senior Secured Notes due 2019 (the “Original Notes”) and related guarantees. The Company will issue the Exchange Notes pursuant to an indenture dated as of June 19, 2014 by and among the Company, the guarantors party thereto (including the Washington Guarantors) and U.S. Bank National Association, as Trustee and as collateral agent (the “Trustee”), as may be supplemented from time to time (the “Indenture”).

In such capacity, we have reviewed and relied only on:

(1)	the certificates of certain officers of the Washington Guarantors dated June 19, 2014 (with respect to each Washington Guarantor, the “Officer’s Certificate”);

(2)	a copy of the Articles of Incorporation of each of the Washington Guarantors, including any amendments thereto, certified by the Secretary of State of the State of Washington as of June 5, 2014, which are attached as exhibits to, and certified as true, correct and complete by, the relevant Officer’s Certificate;

(3)	copies of the Bylaws of each of the Washington Guarantors, which are attached as exhibits to, and certified as true, correct and complete by, the relevant Officer’s Certificate;

(4)	copies of the fully executed Unanimous Written Consents in lieu of a Special Meeting of the Board of Directors of each of the Washington Guarantors dated as of June 12, 2014, which are attached as exhibits to, and certified as true, correct and complete by, the relevant Officer’s Certificate;

(5)	the Exchange Notes and the Indenture (including the Guarantees, as set forth therein);

(6)	two certificates of authorization/existence from the Secretary of State of the State of Washington, each certifying that the applicable Washington Guarantor is in good standing under the laws of the State of Washington as of March 17, 2015 (collectively, the “Washington Good Standing Certificates”); and

(7)	the Registration Statement and the prospectus included therein applicable to the Exchange Notes and the Guarantees (the “Prospectus”).

The documents listed in clauses (2) to (4) above are collectively referred to herein as the “Corporate Records.” The documents listed in clause (5) above are collectively referred to herein as the “Transaction Documents.” The documents listed in clauses (1), (6) and (7) above are collectively referred to herein as the “Due Diligence Information.”

We call your attention to the fact that, to the extent specifically qualified and limited below in paragraphs (a) through (f) and in the specific opinions rendered, we did not conduct an investigation that independently confirms the facts upon which we render this opinion and, with your permission, we have assumed and relied upon the accuracy of all factual information set forth in and made by the Washington Guarantors in the Registration Statement, the Prospectus, the Transaction Documents and the Officer’s Certificates, together with certain representations and statements made to us by public officials as to factual matters material to the opinions expressed herein.

In rendering our opinions as to the good standing of the Washington Guarantors, we have relied exclusively on a certificate of a public official.

The opinions and statements expressed herein are subject to the following assumptions, comments, conditions, exceptions, qualifications and limitations:

(a) Our opinions and statements expressed herein are restricted to matters governed by the internal laws of the State of Washington, without regard to conflict of laws.

(b) In reviewing the Transaction Documents, Corporate Records, and Due Diligence Information, we have assumed the genuineness of all signatures and initials thereon, the genuineness of all notaries contained thereon, and the conformance of all copies with the original thereof and originals to all copies thereof. We have further assumed that all certificates, documents and instruments dated prior to the date hereof remain accurate and correct on the date hereof. We have made no review of agreements, documents or transactions described or referred to in the Corporate Records other than the Corporate Records, and we express no opinion as to the effect of such terms, conditions or provisions of such agreements, documents and transactions upon the Transaction Documents or the matters discussed herein. We have further assumed that all Due Diligence Information is accurate, complete and authentic (including proper indexing and filing).

(c) None of the opinions below includes any implied opinion unless such implied opinion is both (i) essential to the legal conclusion reached by the express opinions set forth below, and (ii) based upon prevailing norms and expectations among experienced lawyers in the State of Washington, reasonable under the circumstances.

(d) We have assumed the Guarantees are not prohibited under any agreement or corporate document, other than the Washington Guarantors’ respective Articles and Bylaws, as to which we opine in paragraph 4 below, that is binding upon a Washington Guarantor.

(e) We have assumed the Registration Statement, and any required post-effective amendments thereto, have all or will all become effective under the Securities Act. We have further assumed that no stop order suspending the effectiveness of the Registration Statement or of any post-effective amendment to the Registration Statement is or will be in effect and no proceedings for such purpose or pursuant to Section 8 of the Securities Act have or will have been instituted or threatened by the Commission against the Company or a Washington Guarantor or related to the exchange offer contemplated in the Registration Statement.

(f) We have assumed the Indenture remains effective as of the date hereof and will be and will remain duly qualified under the Trust Indenture Act of 1939, as amended.

Based on the foregoing, and qualified in the manner and to the extent set forth herein, we are of the opinion that:

1. Each Washington Guarantor is a corporation existing and in good standing under the laws of the State of Washington, with the corporate power generally to conduct business and to own or lease properties.

2. The Indenture has been authorized by all necessary corporate action of each Washington Guarantor.

3. Each Guarantee has been authorized by all necessary corporate action of each Washington Guarantor.

4. The (i) performance by each Washington Guarantor of (A) the Indenture, and (B) its respective Guarantee, and (ii) compliance by each Washington Guarantor with the terms and provisions of the Transaction Documents will not (y) violate any Washington state law or regulation known to us to be generally applicable to transactions of this type, or (z) violate or result in a default under any of the terms and provisions of the Articles and Bylaws of such Washington Guarantor

We hereby consent to the filing of this opinion as Exhibit 5.4 to the Registration Statement and, if applicable, the reference to Tomsen Riley LLP under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The information set forth herein is as of the date of this letter, and we undertake no obligation or responsibility to update or supplement this opinion in response to or to make you aware of subsequent changes in the law, or future events or information affecting the Washington Guarantors or the transactions contemplated by the Transaction Documents occurring after the date hereof.

Very truly yours,

/s/ Tomsen Riley LLP

Tomsen Riley LLP